Exhibit (a)(1)(viii)

AMENDMENT NO. 7 TO DECLARATION OF TRUST OF

ING SEPARATE PORTFOLIOS TRUST

Name Change of Series

Effective: November 16, 2012

THIS AMENDMENT NO. 7 TO THE DECLARATION OF TRUST OF ING SEPARATE PORTFOLIOS TRUST (“ISPT”), a Delaware statutory trust, dated March 2, 2007, as amended (the “Declaration of Trust”), reflects resolutions adopted by the Board of Trustees of ISPT on September 6, 2012, with respect to ING SPorts Core Fixed Income Fund (the “Fund”), a series of ISPT, acting pursuant to the Declaration of Trust, including Article X, Section 1, of ISPT’s Declaration of Trust.  The resolutions serve to change the name of the Fund, effective November 16, 2012.

Exhibit (a)(1)(viii)

ING SEPARATE PORTFOLIOS TRUST

SECRETARY’S CERTIFICATE

I, Huey P. Falgout, Jr., Secretary of ING Separate Portfolios Trust (“ISPT”), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of ISPT at a meeting held on September 6, 2012 with regard to the name change of one series of ISPT:

WHEREAS, Article X of the Declaration of Trust dated March 2, 2007 (the “ISPT Declaration of Trust”), as amended, of ING Separate Portfolios Trust (“ISPT”) provides that the Trustees may amend the ISPT Declaration of Trust, as they deem proper.

RESOLVED, that the change in name from “ING SPorts Core Fixed Income Fund” to “ING Investment Grade Credit Fund,” or a substantially similar name be, and hereby is, approved, and that the officers of ISPT be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver the amendment to the ISPT Declaration of Trust to change the name of ING SPorts Core Fixed Income Fund, to be effective on a date deemed appropriate by the officers of ISPT; and

FURTHER RESOLVED, that the officers of ISPT be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect such name change, including, but not limited to, preparing and filing with the U.S. Securities and Exchange Commission a post-effective amendment and/or supplement to ISPT’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the purpose of renaming ING SPorts Core Fixed Income Fund; and to prepare and file such amendment to the Registration Statement in such form as may be approved by such officers and counsel.

/s/: Huey P. Falgout, Jr.

Huey P. Falgout, Jr.

Secretary

Dated: 11/20/12